As filed with the Securities and Exchange Commission on June 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5894398
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1180 Celebration Boulevard, Suite 103

Celebration, FL 34747

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2014 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plan)

R. LaDuane Clifton, CPA

Chief Financial Officer, Secretary and Treasurer

KemPharm, Inc.

1180 Celebration Boulevard, Suite 103

Celebration, FL 34747

(321) 939-3416

(Name and Address of Agent for Service) (Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brent B. Siler

Matthew P. Dubofsky

Cooley LLP

1144 15th Street, Suite 2300

Denver, CO 80202

(720) 566-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
- Amended and Restated 2014 Equity Incentive Plan	4,900,000(2)(3)	$14.05(5)	$68,845,000.00	$7,510.99
- 2021 Employee Stock Purchase Plan	1,500,000(4)	$14.05(5)	$21,075,000.00	$2,299.28
Total	6,400,000		$89,920,000.00	$9,810.27

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock, as applicable.

(2)

Represents 4,900,000 shares of Common Stock reserved for future issuance pursuant to stock options and restricted stock unit awards under the Registrant’s Amended and Restated 2014 Equity Incentive Plan (the “A&R 2014 Plan”), which shares were added to the pre-existing share reserve of the 2014 Equity Incentive Plan pursuant to the amendment and restatement of such plan.

(3)

The number of shares of Common Stock reserved for issuance under the A&R 2014 Plan will automatically increase on January 1st each year, starting on January 1, 2022 and continuing through January 1, 2031, by an amount equal to four percent of the total number of shares of the Registrant’s Common Stock outstanding on December 31st of the immediately preceding fiscal year.

(4)	Represents 1,500,000 shares of Common Stock reserved for future issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).
(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on June 22, 2021.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by KemPharm, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant is hereby registering an additional 4,900,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s A&R 2014 Plan. The contents of the Registration Statement on Form S-8 (File No. 333-203703), as filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2015, are incorporated herein by reference and made a part of this Registration Statement.

(b) In addition, the following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2020 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 30, 2021;

•	our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2021;

•	our Current Reports on Form 8-K filed on January 5, 2021, January 13, 2021, January 26, 2021, January 27, 2021, February 9, 2021, March 3, 2021, April 8, 2021, June 23, 2021 and June 24, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 5, 2021, including any amendments or reports filed for the purposes of updating this description

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

See the description of the Registrant’s common stock contained in Exhibit 4.8 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021 (File No. 001-36913).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation as currently in effect permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws as currently in effect provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation, as currently in effect.

4.2(2)	Certificate of Amendment to Amended and Restated Certification of Incorporation, as currently in effect.

4.3(3)	Amended and Restated Bylaws, as currently in effect.

4.4(4)	Specimen stock certificate evidencing shares of Common Stock.

4.5	Amended and Restated 2014 Equity Incentive Plan.

4.6(5)	Form of Stock Option Grant Notice and Stock Option Agreement under 2014 Equity Incentive Plan.

4.7(6)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2014 Equity Incentive Plan.

4.8	2021 Employee Stock Purchase Plan.

5.1	Opinion of Cooley LLP.

23.1	Consent of RSM US LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Form S-8)

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36913), filed with the Commission on April 21, 2015, and incorporated by reference herein.
(2)	Previously files as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36913), filed with the Commission on December 28, 2020, and incorporated by reference herein.
(3)	Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36913), filed with the Commission on July 17, 2020, and incorporated by reference herein.

(4)

Previously filed as Exhibit 4.2 to Amendment No. 2 to the Registrant’s Annual Report on Form 10-K (File No. 001-36913), filed with the Commission on March 12, 2021, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202660), filed with the Commission on March 11, 2015, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202660), filed with the Commission on March 11, 2015, and incorporated by reference herein.

ITEM 9. UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized, in Celebration, Florida, on June 25, 2021.

KEMPHARM, INC.

By:	/s/ Travis C. Mickle
Name:	Travis C. Mickle, Ph.D.
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Travis C. Mickle and R. LaDuane Clifton, each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Travis C. Mickle Travis C. Mickle, Ph.D.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 25, 2021

/s/ R. LaDuane Clifton R. LaDuane Clifton, CPA	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	June 25, 2021

/s/ Timothy J. Sangiovanni Timothy J. Sangiovanni, CPA	Vice President, Corporate Controller (Principal Accounting Officer)	June 25, 2021

/s/ Matthew R. Plooster Matthew R. Plooster	Director	June 25, 2021

/s/ Richard W. Pascoe Richard W. Pascoe	Director	June 25, 2021

/s/ Joseph B. Saluri Joseph B. Saluri	Director	June 25, 2021

/s/ David S. Tierney David S. Tierney	Director	June 25, 2021